UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009
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Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)
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Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 890-7100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 10, 2009, Procera Networks, Inc. (the “Company”), entered into a two-year loan and security agreement for a secured line of credit facility (“Secured Credit Facility”) for short-term working capital purposes with Silicon Valley Bank. The Secured Credit Facility provides borrowings of up to $2.0 million through December 10, 2011. Borrowings will bear interest at the prime rate plus 1%, but not less than 5% per annum. If the Company’s cash balance falls below $2,000,000, outstanding borrowings will bear an additional interest charge of 0.6875% per month or 8.25% per annum. Under the terms of the Secured Credit Facility, the Company shall pay Silicon Valley Bank a $17,000 fee in each of the two years of the agreement, a minimum monthly interest charge of $3,000 per month and shall issue a warrant for the purchase of 500,000 shares of the Company’s common stock. The Secured Credit Facility is secured by substantially all of the Company’s assets. The terms of the Secured Credit Facility include financial covenants requiring minimum quarterly revenue and restrictions on the Company’s ability to incur certain additional indebtedness, pay dividends, create or permit liens on assets, or engage in mergers, consolidations or dispositions.  The foregoing description of the Secured Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Secured Credit Facility, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

Item 1.02	Termination of a Material Definitive Agreement.

On December 7, 2009, the Company terminated a loan and security agreement for a secured line of credit facility (“Line of Credit Agreement”) for working capital purposes with Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Peninsula Bank”). The Company had no outstanding borrowings against the line of credit facility. The Line of Credit Agreement had provided for maximum borrowings of up to $3.0 million through March 12, 2010. The Line of Credit Agreement was secured by substantially all of the Company’s assets and contained covenants requiring, among other things, certain minimum financial covenants, as well as restrictions on the Company’s ability to incur certain additional indebtedness, pay dividends, create or permit liens on assets, or engage in mergers, consolidations or dispositions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2009, the Company entered into a Secured Credit Facility agreement with Silicon Valley Bank. The description of the Credit Agreement is hereby incorporated in its entirety by reference to Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities

In conjunction with the entry into the Secured Credit Facility with Silicon Valley Bank, the Company will issue to Silicon Valley Bank a warrant for the purchase of 500,000 shares of the Company’s common stock, exercisable for a period of seven years at price of $0.40 per share.  For this transaction, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering, on the basis that Silicon Valley Bank indicated its intention to acquire the securities for investment only and not with view to or the distribution thereof and appropriate legends were affixed to the instruments issued in such transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.

By:	/s/ Charles Constanti
Name: Charles Constanti
Title: Chief Financial Officer and Principal Accounting Officer

December 11, 2009